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Exhibit 99

NEVADA SECURITY BANK

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.    The undersigned hereby appoints Edward Allison, Robert Barone, Joseph Bourdeau and Hal Giomi, as proxyholders, with full power of substitution, to represent, vote and act with respect to all shares of common stock of Nevada Security Bank which the undersigned would be entitled to vote at the meeting of shareholders to be held on July 9, 2003 at 1:30 p.m. at the Residence Inn by Marriott located at 9845 Gateway Drive, Reno, Nevada, or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1.
Election of twelve (12) persons to be directors:

Edward Allison	Joseph Bourdeau	Keith Capurro	Leonard Detrick	Jesse Haw	Robert Walter
Robert Barone	Jan Clark	Edward Coppin	Hal Giomi	James Mancuso	David A. Funk
☐	FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space below:)

2.
Approval the Plan of Reorganization and Merger Agreement dated April 17, 2003.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

3.
Transaction of such other business as may properly come before the meeting and any adjournment or adjournments thereof.

PLEASE SIGN AND DATE BELOW

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE MATTERS SET FORTH HEREIN. The proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

        (Please date this proxy and sign your name as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

☐ I DO         ☐ I DO NOT                EXPECT TO ATTEND THE MEETING.

(Number of Shares)	(Date)
(Please Print Your Name)	(Signature of Shareholder)
(Please Print Your Name)	(Signature of Shareholder)

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE BANK A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

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  Exhibit 99